Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 333-124185 and No. 333-128673) of Ace Marketing & Promotions, Inc., of our report dated February 27, 2012 with respect to the financial statements of Ace Marketing & Promotions, Inc. appearing in this Annual Report on Form 10-K of Ace Marketing & Promotions, Inc. for the year ended December 31, 2011.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, FL 34685

March 15, 2013